News Release

TranSwitch Corporation Announces Election of Two New Board Members

Herbert Chen, co-founder of Lattanzio Chen Management, and Thomas H. Baer, director of Medici Arts, B.V, join TranSwitch Corporation’s Board of Directors

SHELTON, CT - May 22, 2008 - TranSwitch Corporation (NASDAQ: TXCC), today announced the election of Mr. Herbert Chen and Mr. Thomas H. Baer to its Board of Directors.

Mr. Chen, with more than 20 years of investment management experience, is the co-founder and managing member of Lattanzio Chen Management, LLC, an investment firm based in New York that he founded in 2005. Prior to Lattanzio Chen Management, Mr. Chen also founded the investment firm of Chen Capital Management, Inc. and was a partner at Steinhardt Partners, L.P. Mr. Chen holds a degree in business administration from Brown University and an MBA from the Wharton School of the University of Pennsylvania.

Mr. Baer serves as director of Medici Arts, B.V, a Netherlands holding company since its inception in 2004, and as Vice Chairman of Medici Arts, LLC since January 2007. In addition, Mr. Baer serves as a special advisor to Ideation Acquisition Corporation, a special purpose acquisition corporation seeking acquisitions in the digital media space. Since 1983, Mr. Baer has been an active motion picture producer and an executive in the entertainment and media industry in partnership with Michael H. Steinhardt. After serving as an Assistant United States Attorney for the Southern District of New York from 1961 until 1966, Mr. Baer founded Baer & McGoldrick, now Schulte, Roth and Zabel, a law firm with offices in New York and London, where he practiced in the litigation, corporate, mergers and acquisitions, and entertainment fields from 1969 until 1980. Mr. Baer is a graduate of Tufts University and Yale Law School.

“We believe Herb and Tom will be very valuable assets to our Company as board members and we look forward to working closely with them,” said Dr. Santanu Das, president and CEO of TranSwitch. “With Herb’s years of experience in investment management and his financial background and Tom’s years of business experience, they will bring new insight and perspective to Board deliberations, immensely helping us in growing our business.”

TranSwitch Corporation 3 Enterprise Drive Shelton, CT 06484 USA (203) 929-8810 Fax: (203) 926-9453 www.transwitch.com

TranSwitch Corporation Appoints Herbert Chen and Thomas H. Baer to its Board of Directors

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks associated with acquiring new businesses; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

For more information contact:
Robert A. Bosi
Vice President, Chief Financial Officer
Phone: 203/929-8810 ext. 2465
www.transwitch.com

TranSwitch Corporation 3 Enterprise Drive Shelton, CT 06484 USA (203) 929-8810 Fax: (203) 926-9453 www.transwitch.com